EXHIBIT 23.2





            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Vicon Industries, Inc.:


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-7892, 33-34349, 33-90038, 333-30097, 333-71410 and 333-116361)
and Form S-2 (No.  333-46841)  of Vicon  Industries,  Inc.  of our report  dated
January 14, 2004, with respect to the consolidated statements of operations, shareholders' equity and cash flows of Vicon Industries, Inc. and subsidiaries (the Company) for the fiscal year ended September 30, 2003, and the related consolidated financial statement schedule, which report appears in the September 30, 2005 annual report on Form 10-K of Vicon Industries, Inc.



                                                                    /s/ KPMG LLP

Melville, New York
December 29, 2005